Exhibit 107

Calculation of Filing Fee Tables
S-8
Enhanced Group Inc.
Table 1: Newly Registered Securities

		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	1	Equity	Class A common stock, par value $0.0001 per share, issuable upon the exercise of outstanding options under the Enhanced Ltd Incentive Plan	Other	10,656,222	$1.23	$13,107,153.06	0.0001381	$1,810.10
	2	Equity	Class A common stock, par value $0.0001 per share, issuable upon the settlement of outstanding top-up awards under the Enhanced Ltd Incentive Plan	Other	526,731	$2.55	$1,343,164.05	0.0001381	$185.49
	3	Equity	Class A common stock, par value $0.0001 per share, reserved for issuance under the Enhanced Group Inc. Omnibus Incentive Plan	Other	6,711,521	$2.55	$17,114,378.55	0.0001381	$2,363.50
	4	Equity	Class A common stock, par value $0.0001 per share, reserved for issuance under the Enhanced Group Inc. Employee Share Purchase Plan	Other	2,684,608	$2.55	$6,845,750.40	0.0001381	$945.40
Total Offering Amounts:							$38,410,446.06		$5,304.48
Total Fee Offsets:									$0.00
Net Fee Due:									$5,304.48

Table 2: Fee Offset Claims and Sources
☑ Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fees to Be Paid
Fee Offset Sources

Offering Note

1 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminate number of additional shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), of Enhanced Group Inc. (the “Registrant”) that may become issuable upon the exercise of outstanding options under the Enhanced Ltd Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Class A common stock. Represents 10,656,222 shares of Class A common stock issuable upon the exercise of outstanding options granted under the Enhanced Ltd Incentive Plan that were assumed by the Registrant in connection with the business combination consummated on May 7, 2026. Estimated pursuant to Rule 457(h) under the Securities Act solely for purposes of calculating the registration fee. The proposed maximum offering price per unit represents the weighted-average exercise price per share of such outstanding options. In addition, this Registration Statement registers the resale of shares of Class A common stock by certain selling securityholders identified in the reoffer prospectus included in and filed with this Registration Statement, including shares issuable upon the exercise of outstanding options granted to such selling securityholders under the Enhanced Ltd Incentive Plan, for which no additional registration fee is required pursuant to Rule 457(h)(3) under the Securities Act.

2 Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminate number of additional shares of Class A common stock that may become issuable upon settlement of the outstanding top-up awards described in this note by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of Class A common stock. In addition, this Registration Statement registers the resale of shares of Class A common stock by certain selling securityholders identified in the reoffer prospectus included in and filed with this Registration Statement, including shares issuable upon the settlement of outstanding top-up awards granted to such selling securityholders, for which no additional registration fee is required pursuant to Rule 457(h)(3) under the Securities Act. Represents 526,731 shares of Class A common stock issuable upon the settlement of outstanding top-up awards under the Enhanced Ltd Incentive Plan that were assumed by the Registrant in connection with the business combination consummated on May 7, 2026. Each outstanding top-up award represents a right to receive shares of Class A common stock upon settlement in accordance with the terms of the applicable award agreement and does not require the payment of an exercise price. Accordingly, because there is no fixed exercise price for the top-up awards, the proposed maximum offering price per unit has been estimated in accordance with Rule 457(c) under the Securities Act, as provided in Rule 457(h)(1) under the Securities Act, based on the average of the high and low prices of the Registrant's Class A common stock, as reported on the New York Stock Exchange on July 6, 2026.

3 Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminate number of additional shares of Class A common stock that may become issuable under the Enhanced Group Inc. Omnibus Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Class A common stock. In addition, this Registration Statement registers the resale of shares of Class A common stock by certain selling securityholders identified in the reoffer prospectus included in and filed with this Registration Statement, including shares issued or issuable under the Enhanced Group Inc. Omnibus Incentive Plan to such selling securityholders, for which no additional registration fee is required pursuant to Rule 457(h)(3) under the Securities Act. Represents 6,711,521 shares of Class A common stock reserved for issuance under the Enhanced Group Inc. Omnibus Incentive Plan. The proposed maximum offering price per unit is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low prices of the Registrant’s Class A common stock, as reported on the New York Stock Exchange on July 6, 2026.

4 Pursuant to Rule 416(a) and Rule 416(c) under the Securities Act, there are also being registered an indeterminate number of additional shares of Class A common stock that may become issuable under the Enhanced Group Inc. Employee Share Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Class A common stock. Represents 2,684,608 shares of Class A common stock initially reserved for issuance under the ESPP. The proposed maximum offering price per unit is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low prices of the Registrant’s Class A common stock, as reported on the New York Stock Exchange on July 6, 2026.